                                                                      Exhibit 21

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

  1. Data Translation Ltd
     Basingstoke, Hants
     England

  2. Data Translation GmbH
     Bietigheim-Bissingen, Germany

                                       1